EXHIBIT 10.85

Dated as of March 7, 2018

Judson Bibb

Dear Mr. Bibb:

This is to confirm that on February 12, 2018, in payment of $50,000 of the accrued salary owed to Judson Bibb (“Employee”) by the Company, the Company issued Employee 1,000,000 shares (“Shares”) of the Company’s common stock and a warrant (the “Warrant”) to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $.0714 per share (the “Shares and Warrants are collectively referred to herein as “Securities”). A copy of the Warrant is attached to this letter agreement as exhibit A.

Employee acknowledges that the acquisition of the Securities involves a high degree of risk and an investment in the Securities is highly speculative.

Employee represents that the Securities are being acquired for investment, and not with a view to the resale or distribution of any part thereof, and that the Employee has no present intention of selling, granting any participation in, or otherwise distributing the same. Employee further represents that the Employee does not presently have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person or to any third person, with respect to any of the Securities.

Employee acknowledges that the Securities have not been, and will not when issued be, registered under the Securities Act of 1933, as amended. The Employee acknowledges that the Securities will be when issued “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Employee must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. Employee acknowledges that the certificates representing the Securities will bear a standard restrictive legend reflecting that they are “restricted securities”.

Please indicate your agreement with the foregoing by signing and returning a copy of this letter to us.

Very truly yours,

Cool Technologies, Inc.

By:	/s/ Timothy Hassett
Name:	Timothy Hassett
Title:	Chairman and CEO

Agreed and Accepted:

/s/ Judson Bibb
Judson Bibb

Exhibit A

Warrant Agreement